AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 15, 2004.
                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         STREICHER MOBILE FUELING, INC.
             (Exact name of registrant as specified in its charter)


                  FLORIDA                               65-0707824
      (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                Identification No.)

  800 West Cypress Creek Road, Suite 580                   33309
            Fort Lauderdale, FL
 (Address of Principal Executive Offices)                 (Zip Code)


               STREICHER MOBILE FUELING 2000 STOCK OPTION PLAN
                            (Full title of the plan)

         Richard E. Gathright                              With a Copy To:
  President and Chief Executive Officer              S. Lee Terry, Jr., Esq.
 800 West Cypress Creek Road, Suite 580              Davis Graham & STUBBS LLP
        Fort Lauderdale, FL 33309                   1550 17Th Street, Suite 500
                                                          Denver, CO 80202
                     (Name and address of agent for service)

           (954) 308-4200                                  (303) 892-9400
         (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                          Proposed        Proposed      Amount
       Title of                           Maximum         Maximum         of
      Securities            Amount        Offering       Aggregate      Regis-
         to be               to be         Price          Offering      tration
      Registered          Registered     Per Share          Price         Fee
--------------------------------------------------------------------------------
 Common Stock ($.01 par    1,357,948     $1.82 (1)   $2,471,465.36 (1)  $313.13
 Value Per Share)
--------------------------------------------------------------------------------

NOTES:
(1) Pursuant to Rule 457(h)(1), the price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock on March 11, 2004 as quoted on NASDAQ.

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

This Registration Statement registers an additional 1,357,948 shares of Common Stock, $.01 par value per share (the "Common Stock"), of Streicher Mobile Fueling, Inc. (the "Company"), issuable under the Company's 2000 Stock Option Plan (the "2000 Plan"). The other 1,000,000 shares of Common Stock available under the 2000 Plan were previously registered by Registration Statement on Form S-8 (Reg. No. 333-61764), which Registration Statement is hereby incorporated by reference.

ITEM 8.  EXHIBITS

Exhibit No.      Description
-----------      -----------

4.1              2000 Stock Option Plan incorporated by reference to Exhibit
                 4.1 to the Company's Registration Statement on Form S-8 (No. 333-61764) filed with the Securities and Exchange Commission on May 25, 2001
5.1              Opinion of Davis Graham & Stubbs LLP
23.1             Consent of KPMG LLP
23.2             Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on March 15, 2004.

                                    STREICHER MOBILE FUELING, INC.


                                    By: /s/RICHARD E. GATHRIGHT
                                       -----------------------------------------
                                       Richard E. Gathright, President and
                                       Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                          Title                     Date
         ---------                          -----                     ----

/s/RICHARD E. GATHRIGHT        President and Chief               March 15, 2004
-------------------------      Executive Office
Richard E. Gathright           (principal executive officer

/s/MICHAEL S. SHORE            Sr. Vice President and Chief      March 15, 2004
-------------------------      Financial Officer (principal
Michael S. Shore               financial and accounting
                               officer)

/s/WENDELL R. BEARD            Director                          March 15, 2004
-------------------------
Wendell R. Beard

/s/RICHARD N. HAMLIN           Director                          March 15, 2004
-------------------------
Richard N. Hamlin

/s/LARRY S. MULKEY             Director                          March 15, 2004
-------------------------
Larry S. Mulkey

/s/C. RODNEY O'CONNER          Director                          March 15, 2004
-------------------------
C. Rodney O'Connor

/s/ROBERT S. PICOW             Director                          March 15, 2004
-------------------------
Robert S. Picow

/s/W. GREG RYBERG              Director                          March 15, 2004
-------------------------
W. Greg Ryberg

                                  EXHIBIT INDEX


      5.1        Opinion of Davis Graham & Stubbs LLP

      23.1       Consent of KPMG LLP